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                                                                   EXHIBIT 10.20
                             NEWPARK RESOURCES, INC.
                     LONG TERM STOCK AND CASH INCENTIVE PLAN
1.       PURPOSE

         The Newpark Resources, Inc., Long Term Stock and Cash Incentive Plan (the "Plan") is intended (i) to increase the value of the stockholders' investment in Newpark Resources, Inc. ("Newpark" or the "Company"), by improving the Company's performance and profitability; and (ii) to retain, attract and motivate key employees who are not directors or officers of the Newpark but whose judgment, initiative and efforts are expected to contribute to the continued success, growth and profitability of the Company. Unless the context indicates otherwise, references to "the Company" herein shall be deemed to include reference to the subsidiary of the Company that actually employs the affected Participant.

2. SHARES AND CASH SUBJECT TO THE PLAN

         The maximum number of shares of common stock of Newpark (the "Stock") that may be issued pursuant to the Plan shall be 40,000, subject to adjustment pursuant to the provisions of Section 7. The maximum amount of cash that may be awarded pursuant to the Plan shall be $1,500,000.00. If shares of Stock or the right to receive cash awarded or issued under the Plan are reacquired by Newpark due to a forfeiture or for any other reason, such shares or right to receive cash shall be cancelled and thereafter shall again be available for purposes of the Plan.

3. ADMINISTRATION

         3.1 The PLAN shall be administered by a committee (the "Committee") of two or more persons appointed by the Board of Directors of Newpark (the "Board"). The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum or by unanimous written consent. A majority of its members shall constitute a quorum. The Committee shall be governed by the provisions of the Bylaws of Newpark and of Delaware law applicable to the Board, except as otherwise provided herein or determined by the Board.

         3.2 The Committee shall have full power, discretion and authority to administer, interpret and construe the Plan and any award or agreement made pursuant to the Plan, and to prescribe and rescind rules, regulations and policies for administration of the Plan. The Committee's actions, interpretations and constructions with regard to the Plan shall be final, conclusive and binding on all persons for all purposes.

         3.3 No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award pursuant to it. Newpark shall indemnify and hold harmless each member of the Committee and the Board, and the estate and heirs of each such member, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or Board member or his or her estate or heirs may suffer as a result of any act or omission to act in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items.

4. ELIGIBILITY

Employees of the Company and its subsidiaries who are not directors or officers of Newpark and whose responsibilities and decisions, in the judgment of the Committee, materially affect the growth, performance or profitability of the Company shall be eligible to be granted awards under the Plan. Such an employee shall become a participant in the Plan (a "Participant") upon designation as a

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Participant by the Committee, in its sole discretion.

5. GRANT OF AWARDS AND AWARD AGREEMENTS

         5.1 Subject to the provisions of the PLAN, the Committee shall (i) grant awards pursuant to the PLAN, (ii) determine the number of shares of Stock or the amount of cash or both subject to each award, (iii) determine the terms and conditions (which need not be identical) of each award, provided that Stock shall be issued without the payment of cash consideration other than an amount equal to the par value of the Stock, (iv) establish and modify performance criteria for awards, and (v) make all of the determinations necessary or advisable with respect to awards under the Plan.

         5.2 Each award under the PLAN shall consists of a grant of shares of Stock or an amount of cash (to be paid on a deferred basis) subject to a restriction period (after which the restrictions shall lapse), which shall mean a period commencing on the date the award is granted and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments, for acceleration of the lapse of restrictions upon the satisfaction of such performance or other criteria or upon the occurrence of such events as the Committee shall determine, and for the early expiration of the Restriction Period upon a Participant's death, disability, retirement at or after normal retirement age or the termination of the Participant's employment with the Company by the Company without "Cause."

         5.3 "Cause," when used with reference to termination of the employment of a Participant by the Company for "Cause," shall mean:

                  (a) the Participant's continuing wilful and material breach of his or her duties to the Company after he or she receives a demand from the chief executive of the Company (or the subsidiary which employs the Participant) specifying the manner in which he or she has wilfully and materially breached such duties, other than any such failure resulting from disability of the Participant; or

                  (b) the conviction of the Participant of a felony; or

                  (c) the Participant's commission of fraud in the course of his or her employment with the Company, such as embezzlement or other material and intentional violation of law against the Company; or

                  (d) the Participant's gross misconduct causing material harm to the Company.

         5.4 Each award granted under the Plan shall be evidenced by a written agreement (an "Incentive Agreement"), in a form approved by the Committee and executed by Newpark and the Participant to whom the award is granted. Each Incentive Agreement shall be subject to the terms and conditions of the Plan and other such terms and conditions as the Committee may specify.

         5.5 The Committee may modify or amend any award under the PLAN or waive any restrictions or conditions applicable to such awards; provided, however, that the Committee may not undertake any such modifications, amendments or waivers if the effect thereof materially adversely affects the rights of any Participant without his or her consent.

6. TERMS AND CONDITIONS OF AWARDS

         6.1 Upon receipt of an award of shares of Stock under the Plan, even during the Restriction Period, a Participant shall be the holder of record of the shares and shall have all the rights of a

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stockholder with respect to such shares, subject to the terms and conditions of the Plan and the award. Each cash award made under the Plan shall constitute an unsecured promise by Newpark to pay the amount thereof without interest at the end of the Restriction Period. Such amount shall remain part of Newpark's general funds, need not be held separately, and shall remain subject to claims of the Company's creditors until paid to the Participant in accordance with the terms of the award to the Participant.

         6.2 Except as otherwise provided in this Section, no shares of Stock and no right to any cash awarded pursuant to the Plan shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such shares or cash. Any purported disposition of such Stock or cash or both in violation of this Section shall be null and void.

         6.3 If a Participant's employment with the Company terminates prior to the expiration of the Restriction Period for an award, subject to any provisions of the award with respect to the Participant's death, disability, retirement or termination of employment without Cause, all shares of Stock and all cash subject to the award shall be immediately forfeited by the Participant to Newpark without any payment or other consideration to the Participant, and the Participant shall have no further rights with respect to the award.

         6.4 The Committee may require under such terms and conditions as it deems appropriate or desirable that (i) the certificates for Stock delivered under the Plan are held in custody by Newpark or a person or institution designated by Newpark until the Restriction Period expires, (ii) such certificates shall bear a legend referring to the restrictions on the Stock pursuant to the Plan, and (iii) the Participant shall have delivered to Newpark a stock power endorsed in blank relating to the Stock.

7. ADJUSTMENTS OF STOCK

         In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock, merger or consolidation of Newpark or sale by Newpark of all or a portion of its assets, or similar event, the Committee shall make such adjustments in the operation of the Plan, including but not limited to changing the number and kind of securities which may be issued pursuant to the Plan, as the Committee deems equitable. Until the Restriction Period has expired, all property or stock issued with respect to the Stock by reason of any stock dividend or any event described in this Section shall be subject to the same restrictions as are applicable to the Stock.

8. WITHHOLDING TAXES

         Newpark shall have the right, at the time of a Participant's taxation, to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such an award under the Plan ("Tax Liability"), to ensure the payment of any such. Tax Liability. Newpark may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Participant to tender a cash payment to Newpark, (ii) by withholding from the Participant's cash compensation, (iii) by withholding cash or shares from the cash awarded and shares of Stock issued under the award, valued as of the date the shares are withheld, or (iv) by any other method deemed appropriate by the Committee.

9. AMENDMENT AND TERMINATION

         The Board may at any time suspend, amend or terminate the Plan. No such action shall adversely affect any outstanding Incentive Agreement without the Participant's written consent.

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10. MISCELLANEOUS

         10.1 Nothing in this Plan or any award granted hereunder shall confer upon any employee any right to continue: in the employ of the Company or interfere in any way with the right of the Company to terminate his or her employment at any time.

         10.2 No award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees.

         10.3 The Plan and the grant of awards under it shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.

         10.4 The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

         10.5 Each Incentive Agreement shall inure to the benefit of the Participant and the Participant's heirs, representatives and successors and shall be binding on Newpark and each successor (direct or indirect, whether by purchase, merger, consolidation or otherwise).

         10.6 After the Restriction Period lapses or is terminated, no Stock issued under the Plan may be resold unless and until any applicable registration or qualification requirements of federal and state securities laws and all other requirements of law or any regulator), bodies having jurisdiction over such resale have been fully complied with. Newpark shall have no obligation to file any Registration Statement covering resales of the Stock.

11. MISCONDUCT OF A PARTICIPANT

         Notwithstanding any other provision of the Plan, in the event that a Participant commits fraud or dishonesty toward the Company, wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company or intentionally takes any other action materially inimical to the best interests of the Company, as determined by the Committee in its sole and absolute discretion, such Participant shall forfeit all Stock and cash previously awarded to him or her under the Plan as to which the Restriction Period has not expired.


  IN WITNESS WHEREOF, this Plan has been executed as of March , 1997.

                                       NEWPARK RESOURCES, INC.
                                       By:
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                                       Title:
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